   As filed with the Securities and Exchange Commission on September 30, 1997

                                                               No. 33 - 77402

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  __________

                        PARALLEL PETROLEUM CORPORATION
            (Exact name of registrant as specified in its charter)

             Delaware                                75-1971716
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)            Identification Number)

        110 N. Marienfeld                          Larry C. Oldham
            Suite 465                   President and Chief Operating Officer
      Midland, Texas  79701                 110 N. Marienfeld, Suite 465
         (915) 684-3727                          Midland, Texas  79701
   (Address, including zip code, and                 (915) 684-3727
 telephone number, including area code,       (Name, address, including zip
of Registrant's principal executive offices)  code, and telephone number, including area code of agent for
                                                        service)

                                  Copies to:
                               Thomas W. Ortloff
                            Lynch, Chappell & Alsup
                          A Professional Corporation
                         300 N. Marienfeld, Suite 700
                             Midland, Texas  79701
                                (915) 683-3351

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [   ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [xx]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[   ] __________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
number for the same offering. [   ] ___________________

    If  delivery  of  the  prospectus  is  expected  to  be  made pursuant to
Rule 434, please check the following box.  [   ]

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                         DEREGISTRATION OF SECURITIES


    Parallel Petroleum Corporation (the "Registrant") by this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 33-77402) originally filed with the Securities and Exchange Commission on April 6, 1994 (the "Registration Statement"), hereby deregisters 927,400 shares of Common Stock, $.01 par value per share, pursuant to undertaking (a)(3) in Item 17 of
Part II of the Registration Statement.


                           REASON FOR DEREGISTRATION

    The offer and sale by the selling stockholders of the Registrant's Common Stock pursuant to the Registration Statement has been terminated and the shares being deregistered were not sold in the offering.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 29th day of September, 1997.

                                       PARALLEL PETROLEUM CORPORATION


                                       By:     /s/ Larry C. Oldham
                                       ------------------------------------
                                       Larry C. Oldham, President and Chief
                                       Operating Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                         Date
---------                             -------                       ------
/s/ Thomas R. Cambridge   Chairman of the Board of Directors,
------------------------- Chief Executive Officer, Director   September 29, 1997
Thomas R. Cambridge       and Principal Executive Officer

/s/ Larry C. Oldham       President and Chief Operating
------------------------- Officer, Director and Principal     September 29, 1997
Larry C. Oldham           Financial Officer


* /s/ Danny H. Conklin    Director                            September 29, 1997
-------------------------
Danny H. Conklin


* /s/ E. R. Duke          Director                            September 29, 1997
-------------------------
E. R. Duke


* /s/ Myrle Greathouse    Director                            September 29, 1997
-------------------------
Myrle Greathouse


* /s/ Charles R. Pannill  Director                            September 29, 1997
------------------------
Charles R. Pannill


*By   /s/ Larry C. Oldham
      ------------------------------
      Larry C. Oldham as Attorney-
      in-Fact pursuant to a Power of
      Attorney previously filed with
      the Commission  II-1